Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our Predecessor report dated November 24, 2007, except for Note 2 which is as of December 13, 2007 and our Successor report dated March 24, 2008, relating to the consolidated financial statements of MYR Group, Inc., which appear in MYR Group, Inc.'s Form S-1 (File No. 333-148864), as amended.

/s/ PricewaterhouseCoopers LLP
Chicago, IL
December 30, 2008